Exhibit 99.2

FuelCell Energy Announces Upsize and Pricing of Offering of Common Stock

DANBURY, Conn., July 7, 2026 (GLOBE NEWSWIRE) -- FuelCell Energy, Inc. (NASDAQ: FCEL) today announced the pricing of its underwritten public offering of 10,714,286 shares of its common stock (the “Offering”) at a public offering price of $21.00 per share. The offering was upsized from the previously announced offering size of $200 million of common stock. The gross proceeds to FuelCell Energy from the Offering are expected to be $225 million, before deducting underwriting discounts and commissions and other offering expenses payable by FuelCell Energy. All of the shares are being sold by FuelCell Energy. The Offering is expected to close on or about July 9, 2026, subject to customary closing conditions. FuelCell Energy has also granted the underwriters a 30-day option to purchase up to 1,607,143 additional shares of its common stock at the public offering price, less underwriting discounts and commissions.

FuelCell Energy intends to use the net proceeds from the Offering, if completed, for capital expenditures related to expansion of manufacturing capacity to support growth, working capital and general corporate purposes.

Citigroup and Barclays are acting as joint book-running managers for the Offering. Oppenheimer & Co., RBC Capital Markets and Goldman Sachs & Co. LLC are also acting as joint book-running managers for the offering. Canaccord Genuity, B. Riley Securities, BMO Capital Markets, Siebert Williams Shank and Tuohy Brothers are acting as co-managers for the Offering.

A shelf registration statement on Form S-3 (333-296607) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became automatically effective on June 8, 2026. The Offering will be made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement relating to and describing the terms of the Offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the Offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146) and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by e-mail at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). All statements other than statements of historical fact included in this press release are forward-looking statements. Words such as “expects,” “anticipates,” “estimates,” “goals,” “projects,” “intends,” “plans,” “believes,” “predicts,” “should,” “seeks,” “will,” “could,” “would,” “may,” “forecast,” and similar expressions and variations of such words are intended to identify forward-looking statements and are included, along with this statement, for purposes of complying with the safe harbor provisions of the PSLRA. These forward-looking statements include, but are not limited to, statements about the expected closing of the Offering and the anticipated use of proceeds from the Offering. Forward-looking statements are neither historical facts, nor assurances of future performance. Instead, such statements are based only on our beliefs, expectations, and assumptions regarding the future. The forward-looking statements contained in this press release are subject to risks and uncertainties, known and unknown, that could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements, including, without limitation, risks and uncertainties related to, among other things, market conditions and the demand for FuelCell Energy’s securities. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the PSLRA and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

About FuelCell Energy

FuelCell Energy, Inc. (Nasdaq: FCEL) is an American clean energy technology company delivering continuous, scalable baseload power for mission-critical applications globally. The Company’s fuel cell systems generate electricity directly at the point of use, enabling reliable, low-emissions power for data centers, industrial facilities, utilities, and distributed generation customers. FuelCell Energy delivers commercially proven, modular, utility-scale systems backed by global fuel cell deployments.

Contact:

FuelCell Energy Investor Relations

ir@fce.com